SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                CURRENT  REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 1998 (May 29, 1998)

                            Henley Healthcare, Inc.
             (Exact name of registrant as specified in its charter)

                                     Texas
                 (State or other jurisdiction of incorporation)

            0-21054                                    76-0511324
    (Commission File Numb                    (IRS Employer Identification No.)

 120 Industrial Boulevard, Sugar Land, Texas             77478
  (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code: (281) 276-7000

                                 Not Applicable
         (Former name or former address, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Businesses Acquired.

    See the Financial Statements included herein on page F-1.

(b) Pro Forma Financial Information.

    None.

(c) Exhibits.

    The following exhibits, from which schedules and exhibits have been omitted and will be furnished to the Commission upon its request, are filed with this report on Form 8-K.

    2.1 Agreement for the Sale and Purchase of the Enraf-Nonius Companies, dated March 6, 1998, by and between Henley Healthcare, Inc. on behalf of Henley Healthcare B.V. and Delft Instruments Nederland B.V., Delft Instruments International B.V., Beheermaatschappij Elektroptik B.V., Delft Instruments France S.A., B.V. Industriele Houdstermaatschappij Odelca, Enraf-Nonius Technology B.V., Beheermaatschappij Oldelft B.V., Dimeq Verwaltungs GMBH Berlin and N.V. Verenigde InstrumentenfabriekenEnraf-Nonius.

   2.2 Amendment to the Agreement Regarding the Sale and Purchase of the Enraf-Nonius Companies, dated May 29, 1998, by and between Henley Healthcare B.V. and Delft Instruments Nederland B.V., Delft Instruments International B.V., Beheermaatschappij Elektroptik B.V., Delft Instruments France S.A., B.V. Industriele Houdstermaatschappij Odelft, Enraf-Nonius Technology B.V., Beheermaatschappij Oldelca B.V., Dimeq Verwaltungs GMBH Berlin and N.V. Verenigde Instrumentenfabrieken Enraf-Nonius.

   10.1 Subordinated Loan Agreement dated as of May 29, 1998, by and between Delft Instruments Nederland B.V., Henley Healthcare B.V., and Henley Healthcare Inc.

   10.2 Fourth Amendment to Amended and Restated Loan Agreement, dated effective May 29, 1998, by and between Henley Healthcare, Inc. and Comerica Bank-Texas.

   10.3 Amendment to Subordination Agreement dated as of May 29, 1998 by and between Maxxim Medical, Inc., Henley Healthcare, Inc. and Comerica Bank-Texas.

   10.4 Joinder Agreement dated effective as of May 29, 1998, executed by Henley Healthcare, B.V.

   10.5 Second Modification to Convertible Subordinated Promissory Note, dated as of June5, 1998, between Henley Healthcare, Inc. and Maxxim Medical, Inc.

     10.6 Revolving Loan Agreement with Bank of Artesia.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  HENLEY HEALTHCARE, INC.

                                  By: /s/ MICHAEL M. BARBOUR
                                          Michael M. Barbour,
                                          President and Chief Executive Officer

                       1997 COMBINED FINANCIAL STATEMENTS
                                       OF
                           THE ENRAF-NONIUS COMPANIES

The Board of Directors
The Enraf-Nonius Companies

                       REPORT OF THE INDEPENDENT AUDITORS

     We have audited the accompanying combined balance sheet of the Enraf-Nonius Companies (comprised of Enraf-Nonius B.V, Enraf-Nonius N.V, Enraf-Nonius S.A., and Enraf-Nonius Medizintechnik GmbH, (collectively the Group) as of December 31, 1997 and the accompanying combined statements of operations and comprehensive loss, stockholder's equity/(deficiency) and cash flows for the two years ended December 31, 1997 and 1996.

     These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Group at December 31, 1997 and the combined results of their operations and their cash flows for the two years ended December 31, 1997 and 1996, in conformity with United States generally accepted accounting principles.

     The interim financial statements at June 30, 1998 and 1997 have not been audited by us. Consequently, we do not express an opinion thereon.

The Hague, July 31, 1998

MORET ERNST & YOUNG ACCOUNTANTS

                            COMBINED BALANCE SHEETS

                                     ASSETS

                                                                UNAUDITED
(NLG 000'S)                             DECEMBER 31, 1997     JUNE 30, 1998
                                        ------------------    --------------
CURRENT ASSETS
Cash and cash equivalents............          6,369               1,894
Receivables..........................
  Trade, less allowance for doubtful
     accounts as of December 31, 1997
     and June 30, 1998 of 3,185 and
     3,375, respectively.............         10,581              10,942
  Other..............................            744                 634
Inventories..........................         10,411               6,461
Due from related companies...........          4,266               1,469
  Prepaid expenses...................            887               1,054
                                            --------          --------------
          Total current assets.......         33,258              22,454
PROPERTY, PLANT AND EQUIPMENT AT
  COST, LESS ACCUMULATED
  DEPRECIATION.......................          8,547               3,692
INTANGIBLE ASSETS, LESS ACCUMULATED
  AMORTIZATION AS OF DECEMBER 31,
  1997 AND JUNE 30, 1998 OF 213 AND
  320, RESPECTIVELY..................            427                 320
INVESTMENTS IN AFFILIATES............            186                 186
                                            --------          --------------
          TOTAL ASSETS...............         42,418              26,652
                                            ========          ==============

                    LIABILITIES AND STOCKHOLDER'S DEFICIENCY
                                                                 UNAUDITED
                                        DECEMBER 31, 1997      JUNE 30, 1998
                                       -------------------- --------------------
(NLG 000'S)
CURRENT LIABILITIES
Bank overdraft.......................      1,129                13,928
Accounts payable.....................      8,831                 6,595
Accrued expenses and other
  payables...........................      4,150                 5,370
Due to related companies.............     32,010                --
                                       ---------             ---------
Total current liabilities............     46,120                25,893
LONG-TERM DEBTS......................     --                     7,320
PENSION OBLIGATIONS..................      1,824                 1,824
OTHER PROVISIONS.....................        145                   145
OBLIGATIONS UNDER CAPITAL LEASES
  Non-current portion................      1,939                 1,874
STOCKHOLDER'S DEFICIENCY
Enraf-Nonius B.V.: Common stock:
  NLG 1,000 par value; authorized
     20,000 shares; issued and
     outstanding 19,183 shares.......     19,183                19,183
  Additional paid-in capital.........      1,000                 1,000
Enraf-Nonius S.A.: Common Stock:
  FF 100 par value; authorized 30,500
     shares; issued and outstanding
     30,500 shares...................        999                   999
  Additional paid-in capital.........      8,188                 8,188
Enraf-Nonius Medizintechnik GmbH:
  Common stock: DEM 1,000 par value,
  authorized 750 shares; issued
  and outstanding 750 shares.........        842                   842
Additional paid-in capital...........     --                        90
Enraf-Nonius N.V.: Common Stock:
  BEF 0 par value; authorized 2,500
     shares; issued and outstanding
     2,500 shares....................      2,861                 2,861
Additional paid-in capital...........     --                     1,635
Translation adjustment...............         22                    12
Accumulated deficit..................    (40,705)              (45,214)
                                       ---------             ---------
Total stockholder's deficiency.......     (7,610)              (10,404)
                                       ---------             ---------
TOTAL LIABILITIES AND STOCKHOLDER'S
DEFICIENCY...........................     42,418                26,652
                                       =========             =========

                            SEE ACCOMPANYING NOTES.

            COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                                                                       UNAUDITED
                                                YEAR ENDED          SIX MONTHS ENDED
                                               DECEMBER 31,             JUNE 30,
                                          ----------------------  --------------------
(NLG 000'S)                                  1997        1996       1998       1997
                                          ----------  ----------  ---------  ---------
Net sales...............................      64,159      66,286     29,129     31,739
Cost of sales...........................      33,917      39,617     15,874     16,951
                                          ----------  ----------  ---------  ---------
Gross profit............................      30,242      26,669     13,255     14,788
Selling, general, and administrative
  expenses..............................     (36,849)    (36,915)    16,874     18,078
                                          ----------  ----------  ---------  ---------
LOSS FROM OPERATIONS....................      (6,607)    (10,246)    (3,619)     3,290
Other income (expense):
  o   Interest expense, net.............        (448)       (639)      (890)       (66)
  o   Other financial
  income/(expense)......................         (78)         27     --             78
                                          ----------  ----------  ---------  ---------
Other income (expense), net.............        (526)       (612)      (890)        12
                                          ----------  ----------  ---------  ---------
LOSS BEFORE INCOME TAXES................      (7,133)    (10,858)    (4,509)    (3,278)
Income tax benefits.....................       1,244       3,085     --            428
                                          ----------  ----------  ---------  ---------
NET LOSS................................      (5,889)     (7,773)    (4,509)    (2,850)
OTHER COMPREHENSIVE INCOME, NET OF
  TAX...................................
Foreign Currency translation
  adjustment............................           8          12        (10)         1
                                          ----------  ----------  ---------  ---------
COMPREHENSIVE INCOME....................      (5,881)     (7,761)    (4,519)    (2,849)
                                          ==========  ==========  =========  =========

                            SEE ACCOMPANYING NOTES.

            COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY/(DEFICIENCY)

                                                                ACCUMULATED                        TOTAL
                                                 ADDITIONAL        OTHER                       STOCKHOLDER'S
                                       COMMON      PAID-IN     COMPREHENSIVE   ACCUMULATED        EQUITY/
NNLG 000'S)                             STOCK      CAPITAL        INCOME         DEFICIT       (DEFICIENCY)
                                       -------   -----------   -------------   ------------   ---------------
Balance at December 31, 1995.........  20,250        9,188             2          (27,043)          2,397
Capital contributed upon
  incorporation (Germany)............     842                                                         842
Capital increase (Belgium)...........   2,793                                                       2,793
Other comprehensive income...........                                 12                               12
Net loss.............................                                              (7,773)         (7,773)
                                       -------   -----------         ---       ------------   ---------------
Balance at December 31, 1996.........  23,885        9,188            14          (34,816)         (1,729)
Other comprehensive income...........                                  8                                8
Net loss.............................                                              (5,889)         (5,889)
                                       -------   -----------         ---       ------------   ---------------
Balance at December, 1997............  23,885        9,188            22          (40,705)          7,610)
Additional paid-in capital...........                1,725                                          1,725
Net loss (unaudited) 1998............                                              (4,509)         (4,509)
Other comprehensive income
  (unaudited)........................                                (10)                             (10
                                       -------   -----------         ---       ------------   ---------------
Balance at June 30, 1998
  (unaudited)........................  23,885       10,913            12          (45,214)        (10,404)
                                       =======   ===========         ===       ============   ===============

                            SEE ACCOMPANYING NOTES.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                     UNAUDITED
                                               YEAR ENDED         SIX MONTHS ENDED
                                              DECEMBER 31,            JUNE 30,
                                          --------------------  --------------------
(NLG 000'S)                                 1997       1996       1998       1997
                                          ---------  ---------  ---------  ---------
OPERATING ACTIVITIES
Net loss................................     (5,889)    (7,773)    (4,509)    (2,850)
Adjustments to reconcile net loss to net
  cash provided by (used in) operating
  activities
  o   Depreciation......................      2,044      1,944        437      1,062
  o   Amortization......................        213     --            107        107
  o   Equity in earnings non-combined
  companies.............................        (36)       (19)    --         --
  o   Net changes in operating assets
      and liabilities:
   --  Receivables......................      6,666     (3,003)      (251)     2,544
   --  Inventories......................      4,745      2,391      3,950       (237)
   --  Due from related companies.......     (1,804)     1,947      2,797        117
   --  Prepaid expenses.................         93        230       (167)      (382)
   --  Bank overdraft...................     (9,217)    (2,292)    12,799     (9,153)
   --  Accounts payable.................       (419)     1,375     (2,236)       800
   --  Accrued expenses and other
      payables..........................      1,097       (254)     1,220        (71)
   --  Due to related companies.........      5,739     (1,567)    (2,910)       320
   --  Increase in other obligations....        334        701     --          2,555
                                          ---------  ---------  ---------  ---------
NET CASH PROVIDED BY (USED IN) OPERATING
  ACTIVITIES............................      3,566     (6,320)    11,237     (5,188)
INVESTING ACTIVITIES....................      1,282     (2,285)     4,418      1,793
Decrease in capital leases (incl.
  current portion)......................       (125)      (110)       (65)       (60)
                                          ---------  ---------  ---------  ---------
NET CASH FROM (USED IN) INVESTING
  ACTIVITIES............................      1,157     (2,395)     4,353      1,733
FINANCING ACTIVITIES....................
Increase in share capital...............     --          3,635     --         --
Increase in paid-in capital.............     --         --          1,725     --
Increase related companies (internal
  bank).................................        240      4,498    (29,100)     7,091
Proceeds from long term debts...........     --         --          7,320     --
Translation of foreign currencies.......          8         12        (10)         1
                                          ---------  ---------  ---------  ---------
NET CASH FROM FINANCING ACTIVITIES......        248      8,145    (20,065)     7,092
Net increase (decrease) in cash and cash
  equivalents...........................      4,971       (570)    (4,475)     3,637
Cash and cash equivalents at beginning
  of period.............................      1,398      1,968      6,369      1,398
                                          ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD................................      6,369      1,398      1,894      5,035
                                          =========  =========  =========  =========

SUPPLEMENTAL DISCLOSURES OF CERTAIN CASH FLOW INFORMATION

     Interest and corporate taxes are settled between group entities and the parent without the exchange of cash (December 31, 1997 and 1996 and June 30, 1997).

     Cash paid for interest during the six months ended June 30, 1998 amounted to 791 (unaudited).

                            SEE ACCOMPANYING NOTES.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

     The combined balance sheet as of December 31, 1997 and the accompanying combined statements of operations and comprehensive loss, stockholder's equity/(deficiency) and cash flows for the two years ended December 31, 1997 and 1996 have been audited by Moret Ernst & Young Accountants, The Hague, The Netherlands.

     The interim financial statements at June 30, 1998 and 1997 have not been audited.

1.  ORGANIZATION

     The Enraf-Nonius Companies (the Group) are comprised of Enraf-Nonius B.V. (the Company), Enraf-Nonius N.V., Enraf-Nonius S.A. and Enraf-Nonius Medizintechnik GmbH. They are engaged in the development, manufacture and marketing of medical products, including ultrasound and electronic stimulation used in pain management, physical therapy and rehabilitation.

     As more fully described in Note 16 -- Subsequent Event, the Enraf-Nonius Companies were sold as a group subsequent to December 31, 1997 by their common ultimate parent, Delft Instruments NV.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING PRINCIPLES BASIS AND COMBINATION

     The accompanying combined financial statements have been prepared on the basis of generally accepted accounting principles as promulgated in the United States of America. They present the financial position, results of operations, cash flows and changes in stockholder's deficiency of the Enraf-Nonius Companies as though they comprised one, consolidated entry. The combined financial statements include the financial information of the following entities:

                                                                         ISSUED AND OUTSTANDING
                NAME                             LEGAL SEAT                   COMMON STOCK
-------------------------------------  ------------------------------  ---------------------------
Enraf-Nonius B.V.....................  Delft, The Netherlands               NLG          19,183,000
Enraf-Nonius N.V.....................  Oudenaarde, Belgium                  BEF          52,500,000
Enraf-Nonius S.A.....................  Sevran, France                       FF            3,050,000
Enraf-Nonius Medizintechnik GmbH.....  Solingen, Germany                    DEM             750,000

Investments are accounted for using the equity method.

     The principal currency of operations and that of the Group's common parent is Dutch guilders. Accordingly, Dutch guilders have been used as the reporting currency for this presentation. The functional currency of each of the Group's entities is its respective local currency. Consequently, all differences arising from the translation of Group entity financial statements have been included in "Accumulated Other Comprehensive Income' in the Statements of Changes in Stockholder's Equity/(Deficiency).

     All significant intercompany balances and transactions have been eliminated in the combinations.

REVENUE RECOGNITION

     Revenue is recognized upon shipment of products to customers, at which time the ownership of the products transfers to the buyer.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist principally of demand deposits with financial institutions having maturities of less than three months from the balance sheet date.

INVENTORIES

     Inventories are stated at the lower of cost determined by the first-in, first-out (FIFO) method or market. Market is based on net realizable value. Cost includes the acquisition of materials and components, direct labor and overhead.

FINANCIAL INSTRUMENTS

     The Group's financial instruments consist of cash equivalents, accounts receivable, notes receivable, investments and accounts payable. The fair values of these instruments approximate their carrying values.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives (ranging from 3 to 33 years). Maintenance and expenses are charged to expense as incurred. Major renewals and improvements are capitalized.

INTANGIBLES

     The excess of cost over the fair value of net assets acquired is amortized on a straight-line basis over period of 3 years. This is based upon the estimated future demand for particular physio-therapy equipment and activities, the production and marketing rights of which were acquired from third parties.

     The carrying value of intangible assets is periodically reviewed by management. Based upon analyses, management believes that no material impairment of intangible assets exists as of December 31, 1997 and the estimated useful life continues to approximate its useful life.

INVESTMENT IN AFFILIATES

     Investments in affiliates are valued at their respective net asset values.

ADVERTISING COSTS

     Advertising costs are expensed as incurred and amounted to approximately NLG 2.6 million and NLG 2.7 million for the years ended December 31, 1997 and 1996, respectively. These expenses were NLG 0.7 million and NLG 1.2 million for the six months periods ended June 30, 1998 and 1997, respectively (unaudited).

INCOME TAXES

     The Group records income taxes using the asset and liability method. Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are expensed as incurred and amounted to approximately NLG 5.2 million and NLG 6.4 million for the years ended December 31, 1997 and December 31, 1996, respectively. Such expense was NLG 2.4 million and NLG 2.6 million for the six months periods ended June 30, 1998 and 1997, respectively (unaudited).

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions such as allowances for doubtful accounts and depreciation and amortization rates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

PENSIONS

     In addition to State Pension Plans in the Group's respective countries, all of the Dutch company's employees of 25 years and older are insured under the industrial pension fund for the Metal Industry, which is a multi-employer plan. The plan is funded by way of an annual average premium contribution. Pension expense represents amounts assessed by the plan. Certain personnel of the Dutch Company and of the German Company are covered under defined benefit plans, the obligations for prior and future years of which are provided for on the basis of actuarial calculations. The funding of the Dutch Company's plan is made by way of annual premiums to an insurance company.

FOREIGN CURRENCY TRANSACTIONS

     Assets, liabilities, revenue, expenses, gains or losses arising from foreign currency transactions are recorded in the functional currency of the recording entity at the exchange rate in effect at the date of the transaction. At each balance sheet date, recorded balances denominated in a currency other than the recording entity's functional currency are translated at the approximate exchange rate prevailing at that date. The resulting exchange gains and losses are recorded in the results of operations.

TRANSLATION OF FOREIGN COMPANIES' FINANCIAL STATEMENTS

     Financial statements of the non-Dutch group entities are translated into Dutch Guilder equivalents as follows:

      o Balance sheet items are translated at the approximate exchange rate prevailing at the balance sheet date.

      o Income statement items are translated at the average exchange rate for the year.

     Translation results therefrom are recorded in "Other Comprehensive Income'.

3.  INVENTORIES

     Inventories consist of the following:

                                                         UNAUDITED
                                        DECEMBER 31,      JUNE 30,
(NLG 000'S)                                 1997            1998
                                        -------------    ----------
Work in process and semi-manufactured
goods................................        6,744          2,784
Finished goods.......................        8,467          8,721
                                        -------------    ----------
                                            15,211         11,505
Less:  reserve for slow-moving and
obsolete products....................       (4,800)        (5,044)
                                        -------------    ----------
Total................................       10,411          6,461
                                        =============    ==========

4.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following (NLG 000's):

                                                         UNAUDITED
                                        DECEMBER 31,      JUNE 30,
                                            1997            1998
                                        -------------    ----------
Land and buildings...................       12,200          2,613
Machinery and equipment..............          280          --
Other................................        7,134          4,480
                                        -------------    ----------
                                            19,614          7,093
Less: accumulated depreciation.......      (11,067)        (3,401)
                                        -------------    ----------
Net property, plant and equipment....        8,547          3,692
                                        =============    ==========

     Depreciation expense amounts to 2,044 for the year ended December 31, 1997 and 437 for the period ended June 30, 1998 (unaudited).

     Land and buildings include a building in France under capital lease. At December 31, 1997, the cost value amounted to 2,613 and accumulated depreciation to 395. Depreciation expenses are included in total depreciation expense.

     The production plant and related fixed assets of Enraf-Nonius' location at Brunssum (with a book value at December 31, 1997 of 4.5 million) have been transferred during 1998 to a Delft Instruments Company.

5.  INVESTMENTS IN AFFILIATES

     Investments in affiliates represents 40,000 shares (40%) of the issued and outstanding shares of Enraf-Nonius Medical Equipment Co. Ltd., Thailand, and 600 shares (25%) of Stas Doyer Hydrotherapie S.A., France. Both are sales companies. The Group's equity in the results of operations of these affiliates is not material and has been included in other financial income and expense.

6.  BANK OVERDRAFT

     As at June 30, 1998 the bank overdraft is secured by a pledge of accounts receivable (December 31, 1997 unsecured).

7.  LONG-TERM DEBTS

     The long-term debts consist of an interest bearing 7-year debt of NLG 3,320,000 and a non-interest bearing 7-year debt of NLG 4,000,000, both payable to Delft Instruments group companies.

     The repayment of the interest bearing debt is dependent on the payment of certain pension obligations of a German Delft Instruments group company. The interest rate is equal to the interest rate used by the German Pension Insurance Authority.

     The repayment of the non-interest bearing debt is dependent on the payment of certain restructuring costs of two Dutch Delft Instruments group companies.

     Aforementioned long-term debts are secured by a first right of pledge on the Enraf-Nonius intellectual property rights (trade marks, patent rights and related copyrights).

8.  PENSION OBLIGATIONS

     The Group's entities are assessed pension contributions by their respective countries' State pension funds. All obligations under these plans are paid by the employees.

     All of the Dutch entity's employees over the age of 25 are participants in that country's Pension Fund for the Dutch Metal Industry. This is a multi-employer plan. Pension contributions assessed by this plan and expensed during 1996 and 1997 were approximately NLG 232,000 and NLG 260,000, respectively. Pension expense accrued for anticipated assessments for the six months periods ended June 30, 1998 and 1997 are NLG 135,000 and NLG 130,000, respectively (unaudited).

     Approximately, 10% respectively 80% of the employees of the Dutch and German entities participate in a defined benefit plan. The following table sets forth the funded status and net pension expense of these plans as of and for the year ended December 31, 1997. Pension expense recognized under these plans for the six months periods ended June 30, 1998 and 1997 was NLG 66,000 and NLG 100,000, respectively (unaudited).

                                         NLG '000
                                        ----------
ABO -- Accumulated Benefit
Obligations..........................      1,550
                                        ----------
PBO -- Projected Benefit
Obligations..........................      1,870
MVA -- Marketable Value of Assets....       (123)
                                        ----------
Funded status........................      1,747
Unrecognized loss....................         77
Prepaid pension costs................         NA
                                        ----------
UTA -- Unfunded transitional
amount...............................      1,824
                                        ==========

     Service costs for 1997 were some NLG 100,000. The individual components thereof were not material.

     Below is a summary of significant actuarial assumptions used:

  o   Discount rates.................            6%
                                        -----------
  o   Rates of increase in
compensation levels -- general
increase.............................       1.75-2%
                                        -----------
  o   Rates of increase in
compensation levels -- specific
increase.............................          0-2%
                                        -----------
  o   Mortality tables...............     1982/1990
                                        -----------
  o   Withdrawal.....................        10-50%
                                        ===========

9.  INCOME TAXES

     Through December 31, 1997, Enraf-Nonius B.V. was included in the consolidated tax return of Delft Instruments NV. All deferred tax assets and liabilities were accounted for by the parent and current tax assets and liabilities were settled through intercompany accounts at a nominal tax rate of 35%.

     Through December 31, 1997, Enraf-Nonius S.A. was included in the consolidated tax return of Delft Instruments S.A., a subsidiary of Delft Instruments N.V.

     German and Belgian companies each operated as separate tax paying entities.

     As a result of the transaction described in Note 16 -- Subsequent Event, the Dutch and French entities in the Group ceased participating in their parent's tax returns effective from January 1, 1998.

     The companies in the Group have substantial deferred tax assets arising primarily from net operating costs carry-forwards which were not utilized in their tax returns or those of their parent companies. As of December 31, 1997, such unutilized carry-forwards were approximately NLG 10 million. As of June 30, 1998, such amounts approximated NLG 14 million (unaudited). All deferred tax assets of the Group have been fully offset by a valuation allowance due to the uncertainty of their realization.

10.  COMMITMENTS

  LEASES

     Leases are generally for buildings, cars, computers and office equipment. As of December 31, 1997, future minimum lease commitments to which Group entities are committed consisted of the following:

                                           CAPITAL    OPERATING
(NLG 000'S)                                 LEASE       LEASE
----------------------------------------  ---------   ---------
1998....................................        354      1,030
1999....................................        354        892
2000....................................        354        687
2001....................................        354        517
2002....................................        354        458
Thereafter..............................      1,420        867
                                          ---------   ---------
Total, including interest...............      3,190      4,451
                                                      =========
Amount representing interest............     (1,104)
                                          ---------
Net amount (long-term and short-term
  portions).............................      2,086
                                          =========

     The interest rate of the capital lease of the French building amounts to 10% approximately.

     Total rental expense was approximately NLG 0.9 million and NLG 0.9 million for the years ended December 31, 1997 and 1996. Rental expense was NLG 0.8 million and NLG 0.4 million for the six months periods ended June 30, 1998 and 1997, respectively (unaudited).

UNRECORDED PURCHASE OBLIGATIONS

     In a 50/50 partnership with the Dutch Government the Company entered into a five year contract in 1997 with three local university research partners to perform research and development activities in the physiotherapy field. The total obligation to the Company and the government under the contract amounts to approximately NLG 2.4 million. Of this amount at December 31, 1997, NLG 103,000 has been fulfilled and invoiced to the Company. The remaining amount is to be spent over the remaining 4 years of which NLG 100,000 has been fulfilled at June 30, 1998 (unaudited).

11.  CONTINGENCIES

  LITIGATIONS AND CLAIMS

     At December 31, 1997, the Group is subject to legal proceedings and claims arising in the ordinary course of business. According to management, the ultimate outcome thereof will not have a material adverse effect upon the combined financial position and combined statements of deficiency of the Group.

12.  CREDIT FACILITIES

     On a yearly basis, the parent of the Enraf-Nonius companies, Delft Instruments NV renegotiates credit agreements with various banks for the Delft Instruments Companies, including the Group. Delft Instruments (internal bank) provides loans to its various subsidiaries under the total credit facility and allows overdraft facilities. The extent thereof is monitored by Delft Instruments NV. At December 31, 1997, these short-term loans to the Company amounted to NLG 29 million. In 1997, the interest rate amounted to some 4%.

     At December 31, 1997, the Company had guarantees outstanding provided by banks of NLG 1.3 million for performance and bid bonds.

13.  RELATED PARTY TRANSACTIONS

  AMOUNTS DUE TO AND FROM RELATED COMPANIES.

     Delft Instruments Group Companies were related Companies up to May 29, 1998. From that date Henley Healthcare Group Companies are related Companies.

     Receivables due to and from affiliates consist of the following at:

                                                            UNAUDITED
                                           DECEMBER 31,      JUNE 30,
(NLG 000'S)                                    1997            1998
----------------------------------------   -------------    ----------
Due to related companies................       32,010          --
Less:  due from related companies.......       (4,266)         (1,469)
                                           -------------    ----------
Total...................................       27,744          (1,469)
                                           =============    ==========

     The amounts due to and from Delft Instruments Group Companies were settled at May 29, 1998.

  INCOME AND EXPENDITURES

                                                            UNAUDITED
                                           DECEMBER 31,      JUNE 30,
(NLG 000'S)                                    1997            1998
----------------------------------------   -------------    ----------
Net sales...............................        6,300          --
                                           =============    ==========
Interest expense........................        1,110             740
Leverage interest received..............       (1,041)         --
Group's share in holding costs..........        2,233          --
Rent (net) and services.................          912             784
                                           -------------    ----------
Total...................................        3,214           1,524
                                           =============    ==========

14.  NONMONETARY TRANSACTIONS

     In 1996, the Company decided to ensure a consistent flow of components for one of its cardio products by entering into an agreement with an Italian manufacturer of small turbines. Agreed was, that the Company would trade for each finished product in exchange for 3.3 turbines (the major component of the finished product). The turbines were valued at cost, based on the calculated cost price of the finished product. The Company was not as successful as expected in the cardio segment, and components with a value of some NLG 900,000 have now been fully provided for.

15.  YEAR 2000 ISSUE -- UNAUDITED

     The Company's computer system has been reviewed with regard to the year 2000 issue. The findings of this review resulted in a plan of action and financial systems are presently being updated by in-house staff. Total cost in this regard is expected to be between NLG 20,000 and NLG 30,000 (unaudited) and the project is expected to be finished in October 1998. The review showed, that the impact of the year 2000 issue on the Company's order processing system is likely to be minimal and no additional actions have been taken.

     The embedded software in the Company's products has also been reviewed and this showed that the products currently being sold or still being serviced will not be effected by the year 2000 issue.

16.  SUBSEQUENT EVENT

     Per agreements dated March 6, 1998 and May 29, 1998, Delft Instruments NV has sold the Enraf-Nonius companies to Henley Healthcare, Inc., of Sugar Land, Texas, USA, a company traded on the NASDAQ SmallCap Market.

     The production plant, machinery (with a book value at December 31, 1997 of NLG 4.5 million) and personnel of Enraf-Nonius B.V.'s location at Brunssum were not take over, but transferred to another Delft Instruments company, with whom an OEM contract was concluded. This deal is partly financed by a subordinated loan of NLG 9 million, granted by Delft Instruments to Henley Healthcare B.V., a newly established Dutch holding company.

     In the first quarter 1998, as a pilot project for the Company's former holding company Delft Instruments, the Company entered into an agreement with a warehousing company in order to outsource the logistics department. After the acquisition by Henley Healthcare, the strategic decision was made to keep the logistic activities in house. The exit cost for this contract are still being negotiated, but are likely to be between NLG 500,000 and NLG 1,500,000 (unaudited).

                                    EXHIBITS

  Exhibit
    No.
  -------
    2.1 Agreement for the Sale and Purchase of the Enraf-Nonius Companies, dated March 6, 1998, by and between Henley Healthcare, Inc. on behalf of Henley Healthcare B.V. and Delft Instruments Nederland B.V., Delft Instruments International B.V., Beheermaatschappij Elektroptik B.V., Delft Instruments France S.A., B.V. Industriele Houdstermaatschappij Odelca, Enraf-Nonius Technology B.V., Beheermaatschappij Oldelft B.V., Dimeq Verwaltungs GMBH Berlin and N.V. Verenigde InstrumentenfabriekenEnraf-Nonius.

   2.2 Amendment to the Agreement Regarding the Sale and Purchase of the Enraf-Nonius Companies, dated May 29, 1998, by and between Henley Healthcare B.V. and Delft Instruments Nederland B.V., Delft Instruments International B.V., Beheermaatschappij Elektroptik B.V., Delft Instruments France S.A., B.V. Industriele Houdstermaatschappij Odelca, Enraf-Nonius Technology B.V., Beheermaatschappij Oldelft B.V., Dimeq Verwaltungs GMBH Berlin and N.V. Verenigde Instrumentenfabrieken Enraf-Nonius.

   10.1 Subordinated Loan Agreement dated as of May 29, 1998, by and between Delft Instruments Nederland B.V., Henley Healthcare B.V., and Henley Healthcare Inc.

   10.2 Fourth Amendment to Amended and Restated Loan Agreement, dated effective May 29, 1998, by and between Henley Healthcare, Inc. and Comerica Bank-Texas.

   10.3 Amendment to Subordination Agreement dated as of May 29, 1998 by and between Maxxim Medical, Inc., Henley Healthcare, Inc. and Comerica Bank-Texas.

   10.4 Joinder Agreement dated effective as of May 29, 1998, executed by Henley Healthcare, B.V.

   10.5 Second Modification to Convertible Subordinated Promissory Note, dated as of June5, 1998, between Henley Healthcare, Inc. and Maxxim Medical, Inc.

   10.6 Revolving Loan Agreement with Bank of Artesia.